UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2010

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)     Departure of Directors or Certain Officers.

On February 10, 2010, Gilbert M. Meyer, a director of AvalonBay Communities, Inc. (the “Company”), informed the Company that he had decided to retire from service on the Company’s Board at the end of his current term.  Attached as Exhibit 99.1 is the press release the Company issued regarding Mr. Meyer’s pending retirement.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2010, the Board of Directors of the Company amended the Company’s bylaws, effective immediately, to (a) define Independent Director as used in the Bylaws by reference to the definition promulgated by the New York Stock Exchange and (b) reflect that in the absence of the Chairman of the Board at any Board meeting, the Lead Independent Director shall preside at such meeting.  The full text of the Company’s Amendment to Amended and Restated Bylaws is being filed with this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit No.	Description

3.2	Amendment to Amended and Restated Bylaws of AvalonBay Communities, Inc., dated February 10, 2010.

99.1	Press Release of AvalonBay Communities, Inc. dated February 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

February 11, 2010
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amendment to Amended and Restated Bylaws of AvalonBay Communities, Inc., dated February 10, 2010.

99.1	Press Release of AvalonBay Communities, Inc. dated February 10, 2010.